                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 31, 2001
                                                        -----------------



                               ILEX ONCOLOGY, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


           0-23413                                       74-2699185
           -------                                       ----------
   (Commission File Number)                    (IRS Employer Identification No.)


                4545 Horizon Hill Blvd., San Antonio, Texas 78229
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (210) 949-8200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

         On December 31, 2001, ILEX Oncology, Inc. ("ILEX") and its wholly owned subsidiary, ILEX Acquisitions, Inc. ("Purchaser"), both Delaware corporations entered into a Purchase and Sale Agreement (the "Acquisition Agreement") with Millennium Pharmaceuticals, Inc. ("Millennium"), a Delaware corporation and mHoldings Trust, a Massachusetts business trust and wholly owned subsidiary of Millennium, to acquire Millennium's partnership interests in the parties' 50/50 joint venture, ILEX Pharmaceuticals, L.P. , formerly known as Millennium & ILEX Partners, L.P. (the "Partnership"). The acquisition provided ILEX with sole ownership of the Partnership and its general partner, ILEX Pharmaceuticals, L.L.C., formerly known as Millennium & ILEX, L.L.C. (the "General Partner"). Under the terms of the Acquisition Agreement, the Purchaser acquired the equity interests in the Partnership and the General Partner held by Millennium in exchange for an initial cash payment of $20.0 million and an additional $120.0 million in scheduled payments over the next three years, $20.0 million of which may be paid in shares of ILEX common stock. In addition, in the event sales of CAMPATH 1-H ("CAMPATH(R)") in the United States exceed certain sales levels beginning in 2005, Millennium will be entitled to additional payments based on these incremental sales.

         The Partnership was formed by ILEX in 1997 with Leukosite, Inc. ("Leukosite") to develop the compound known as CAMPATH. Millennium acquired Leukosite and Leukosite's interests in the Partnership in 1999. ILEX has served as a general partner of the Partnership since its inception through its ownership of 50% of the ownership interests of the General Partner. On behalf of the Partnership, ILEX conducted the clinical trials on CAMPATH and had a key role in obtaining regulatory approval of CAMPATH in the United States and MabCAMPATH in Europe.

         The cash portion of the purchase price came from the ILEX's working capital. A portion of the $120.0 million in scheduled payments will be funded from the proceeds of ILEX'S public offering of its common stock, which was completed November 20, 2001. The amount paid by ILEX was arrived at through negotiations between ILEX and Millennium and was based on a variety of factors, including, but not limited to, the prospect for increasing the commercialization of the assets of the Partnership and the nature of the pharmaceutical industry. The acquisition will be accounted for using the purchase method of accounting.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.


              ILEX Pharmaceuticals, L.P.                                                           Page
              (formerly known as Millennium & ILEX Partners, L.P.)                                 Number
                                                                                                   ------
                1.    Report of Independent Public Accountants.......................................4

                2.    Statements of Operations - For the Years Ended
                      December 31, 2001, 2000 and 1999...............................................5

                3.    Statements of Partner's Capital - For the Years ended
                      December 31, 2001, 2000 and 1999...............................................6

                4.    Statements of Cash Flows - For the Years Ended
                      December 31, 2001, 2000 and 1999...............................................7

                5.    Notes to Financial Statements..................................................8

         (b)  Pro Forma Financial Information.

                1.    Pro Forma Condensed Combined Statement of Operations
                      Introduction...................................................................11

                2.    Pro Forma Condensed Combined Statement of Operations -
                      For the Year ended December 31, 2001...........................................12

                3.    Notes to Pro Forma Condensed Combined Statement of Operations..................13



         (c) Exhibit Index

              Exhibit 2.1 Purchase and Sale Agreement dated October 29, 2001 by and among ILEX Oncology, Inc., ILEX Acquisitions, Inc., Millennium Pharmaceuticals, Inc, and mHoldings Trust (incorporated herein by reference to Exhibit
                           10.1 to ILEX'S Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To ILEX Pharmaceuticals, L.P.:

We have audited the accompanying statements of operations, partners' capital and cash flows of ILEX Pharmaceuticals, L.P., a limited liability partnership (formerly known as Millennium and ILEX Partners, L.P.), for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of ILEX Pharmaceuticals, L.P.'s operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                        /S/ ARTHUR ANDERSEN LLP


San Antonio, Texas
February 25, 2002

                           ILEX PHARMACEUTICALS, L.P.
              (formerly known as Millennium & ILEX Partners, L.P.)

                            STATEMENTS OF OPERATIONS
                                 (in thousands)



                                                                                     Year Ended
                                                                                    December 31,
                                                                    -----------------------------------------------
                                                                        2001              2000             1999
                                                                    -------------    -------------    -------------
REVENUE:
    Product royalty revenue                                         $       9,557    $          --    $          --
    Revenue from development agreement                                      8,515            9,670            3,750
                                                                    -------------    -------------    -------------

             Total revenue                                                 18,072            9,670            3,750
                                                                    -------------    -------------    -------------

OPERATING EXPENSES:
   General and administrative                                                 403              399               76
   Costs of contract research services performed by
     related parties                                                        6,638            8,897            7,588
   Subcontractor costs                                                      1,028              880              690
   Pre-launch sales and marketing expense, net                              3,270            6,968               --

   Licensing fees                                                              75            2,550            2,985
                                                                    -------------    -------------    -------------

             Total operating expenses                                      11,414           19,694           11,339

OPERATING INCOME (LOSS)                                                     6,658          (10,024)          (7,589)
                                                                    -------------    -------------    -------------

OTHER INCOME (EXPENSE):
    Interest income                                                           213              245               63
    Interest expense                                                         (683)            (961)            (160)
                                                                    -------------    -------------    -------------


NET INCOME (LOSS)                                                   $       6,188    $     (10,740)      $ ( 7,686)
                                                                    =============    =============    =============



   The accompanying notes are an integral part of these financial statements.

                           ILEX PHARMACEUTICALS, L.P.
              (formerly known as Millennium & ILEX Partners, L.P.)

                         STATEMENTS OF PARTNERS' CAPITAL
                                 (in thousands)



                                                             Limited         General
                                                             Partners'       Partner's
                                                             Capital          Capital           Total
                                                          -------------    -------------    -------------
BALANCE, December 31, 1998                                $        (666)   $          (7)   $        (673)
   Contributions                                                  1,979               20            1,999
   Receivable from general partner                                   --              (20)             (20)
   Net loss                                                      (7,609)             (77)          (7,686)
                                                          -------------    -------------    -------------

BALANCE, December 31, 1999                                       (6,296)             (84)          (6,380)
   Repayment of receivable from general partner                      --               20               20
   Net loss                                                     (10,633)            (107)         (10,740)
                                                          -------------    -------------    -------------

BALANCE, December 31, 2000                                      (16,929)            (171)         (17,100)
   Contributions                                                 10,364              100           10,464
   Net income                                                     6,126               62            6,188
                                                          -------------    -------------    -------------

BALANCE, December 31, 2001                                $        (439)   $          (9)   $        (448)
                                                          =============    =============    =============



   The accompanying notes are an integral part of these financial statements.

                           ILEX PHARMACEUTICALS, L.P.
              (formerly known as Millennium & ILEX Partners, L.P.)

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                                Year Ended
                                                                                               December 31,
                                                                              -----------------------------------------------
                                                                                  2001             2000              1999
                                                                              -------------    -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                        $       6,188    $     (10,740)   $      (7,686)
     Revenue applied to advances in connection with development
     agreement                                                                       (8,784)          (8,841)          (3,750)
     Adjustments to reconcile net income (loss) to net cash used in operating activities-
         (Increase) decrease in assets-
           Accounts receivable                                                       (2,957)            (829)              --
           Prepaid expenses                                                            (111)              56             (122)
         Increase (decrease) in liabilities-
           Trade accounts payable                                                       572              564              317
           Accounts payable to related parties                                        1,375            4,108            1,014
           Accounts payable to distribution partner                                  (5,201)           7,034               --
           Accrued interest payable                                                     683              961              160
                                                                              -------------    -------------    -------------
     Net cash used in operating activities                                           (8,235)          (7,687)         (10,067)
                                                                              -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Advances for distribution agreement                                             10,000           10,000           10,000
     Capital contributions                                                            4,030               20            1,530
                                                                              -------------    -------------    -------------

     Net cash provided by financing activities                                       14,030           10,020           11,530
                                                                              -------------    -------------    -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             5,795            2,333            1,463

CASH AND CASH EQUIVALENTS, beginning of period                                        3,856            1,523               60
                                                                              -------------    -------------    -------------

CASH AND CASH EQUIVALENTS, end of period                                      $       9,651    $       3,856    $       1,523
                                                                              =============    =============    =============


SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
     Capital contributions of accounts payable to related parties             $       6,434    $          --    $         449
     General partner capital contribution receivable                                     --               --               20



   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
(amounts in thousands)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Control

L&I Partners, L.P. ("L&I"), was founded in May 1997 as a joint venture between ILEX Oncology, Inc. ("ILEX"), and Leukosite, Inc. ("Leukosite"). In late 1999, Millennium Pharmaceuticals, Inc. ("Millennium"), acquired Leukosite. Accordingly, Millennium acquired the rights granted to Leukosite by the joint venture and the respective licensing agreements. Effective in March 2000, the joint venture changed its name to Millennium & ILEX Partners, L.P. In January 2002, after the purchase of Millennium's partnership interest by ILEX, the partnership changed its name to ILEX Pharmaceuticals, L.P. ("the Partnership")

The Partnership was formed to develop and commercialize a monoclonal antibody, CAMPATH 1-H, ("CAMPATH(R)") initially for the treatment of chronic lymphocytic leukemia ("CLL"), pursuant to an agreement of limited partnership and a license agreement between Leukosite, ILEX, and the Partnership. The development and commercialization activities of the Partnership, until December 31, 2001 were managed by Millennium and ILEX who shared equally in profits and losses (see
Note 5). The Partnership expires in 2017.

The Partnership submitted the Biologics License Application ("BLA") to the U.S. Food and Drug Administration ("FDA") for CAMPATH in December 1999. The application was accepted for filing in February 2000, and the FDA returned a complete response letter to the Partnership in June 2000. The Partnership submitted a response to the FDA in August 2000. CAMPATH was reviewed by the Oncologic Drugs Advisory Committee ("ODAC") at the panel's December 2000 meeting and recommended for accelerated approval. In May 2001, the FDA granted manufacturing and marketing approval to the Partnership for CAMPATH, contingent upon completion of an additional clinical study.

Additionally, the Marketing Authorization Application for MabCAMPATHTM was accepted for review in April 2000 by the European Agency for the Evaluation of Medicinal Products ("EMEA"). The application, which was submitted in late March, was reviewed under the EMEA's centralized procedure, required for biotechnology products. The application is based largely on the results of a pivotal clinical trial, which were first reported at the European Haematology Association meeting in Barcelona, Spain in June 1999. EMEA granted approval for a single license for marketing MabCAMPATH in the 15-member states of the European Union and the countries of Iceland and Norway in August 2001, contingent upon completion of an additional clinical study.

M&I UK Limited was incorporated in the United Kingdom on February 17, 2000, for the purpose of holding the Marketing Authorization for MabCAMPATH in Europe. In January 2002, the name was changed due to the purchase by ILEX of Millennium's equity in ILEX Pharmaceuticals, Ltd.

The Partnership earned net income of approximately $6.2 million in 2001 and incurred losses of $10.7 million and $7.7 million for the years ended 2000 and 1999, respectively. The Partnership had negative partners' capital of $448 on December 31, 2001. Since inception, the Partnership has received significant support from ILEX, Leukosite and Millennium. ILEX will continue to support the Partnership to the extent required.

On October 29, 2001, ILEX announced that it had entered into a definitive agreement to purchase Millennium's 50% equity interest in the Partnership. The acquisition closed on December 31, 2001. The terms of the agreement include an initial cash payment of $20.0 million and an additional $120.0 million in scheduled payments to Millennium over the next three years, $20.0 million of which may be paid in shares of ILEX common stock. In addition, Millennium will be entitled to royalty payments based on U.S. CAMPATH sales above certain levels beginning in 2005. The purchase price recorded by ILEX of $127.6 million was based on the net present value of the cash payments discounted at 6.5% (prime plus 1%), ILEX's estimated incremental borrowing rate. The purchase accounting entries associated with this transaction have not been recorded in the accompanying Partnership financial statements, however ILEX recognized assets of $67.6 million and an in-process research and development charge of $60.0 million in connection with the acquisition.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are not the basis for reporting taxable income to the partners. The financial statements include the accounts of the Partnership only.

Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Statements of Cash Flows

The Partnership considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Income Taxes

Income and deductions of the Partnership for federal income tax purposes are includible in the tax returns of the individual partners. Accordingly, no recognition has been given to federal income taxes in the accompanying financial statements of the Partnership.

Price Risk Management Activities

The Partnership may enter into exchange traded futures and options contracts, forward contracts, swaps and other financial instruments with third parties to hedge foreign currency commitments. As of December 31, 2001, the Partnership had not entered into any such agreements.

Allocation of Net Income (Loss) and Cash Distributions

Net income (loss) is allocated to partners based on their effective ownership interest in the operating results of the Partnership. The Partnership is not required to and has not made any cash distributions.


2. RELATED-PARTY TRANSACTIONS:

The Partnership utilizes services extensively from its partners. These services include contract research, development, scientific expertise, business development services and general management. The rates used to bill the partnership are considered fair value and have been agreed to by both partners. During the years ended December 31, 2001, 2000 and 1999, the Partnership incurred the following related-party expenses for contract research services:

                                                2001            2000            1999
                                           -------------   -------------   -------------
ILEX                                       $       3,495   $       3,323   $       4,569
Millennium/Leukosite                               3,143           5,574           3,019
                                           -------------   -------------   -------------

                                           $       6,638   $       8,897   $       7,588
                                           =============   =============   =============

General management expenses billed to the partnership by ILEX and Millennium/Leukosite were $391, $986, and $0 in 2001, 2000 and 1999 respectively. Advances from partners of $6,434, $0, and $449 were settled by capital contributions from ILEX and Millennium/Leukosite in 2001, 2000 and 1999, respectively.

3. LICENSING AGREEMENTS:

The Partnership sublicensed the rights to CAMPATH from Millennium/Leukosite. The licensing agreement grants the Partnership the right to develop and market the product and to license the rights to the compound to other third parties. Under terms of the agreement, the Partnership is required to pay certain fees and royalties to Millennium/Leukosite, as defined in the agreement. The Partnership paid Millennium/Leukosite $75, $2,550, and $2,650 in 2001, 2000 and 1999,
respectively for licensing fees in connection with this agreement.


4. SUPPLY AGREEMENT WITH BOEHRINGER INGELHEIM:

The Partnership entered into an agreement on August 5, 1999 with Boehringer Ingelheim Pharma KG in Germany for the manufacturing of CAMPATH for use in clinical trials as well as for commercial sale. In 2002, a minimum of $3.1 million must be purchased to avoid a contractual surcharge. Management believes that the minimum quantity purchase will be satisfied.

5. DISTRIBUTION AND DEVELOPMENT AGREEMENT:

In August 1999, the Partnership entered into a distribution and development agreement with Schering AG ("Schering"). The agreement grants Schering exclusive marketing and distribution rights to CAMPATH in the U.S., and MabCAMPATH in Europe and the rest of the world except Japan and East Asia, where the Partnership has retained rights.

This agreement provides for interest bearing (prime rate plus one percent) advances to the Partnership of up to $30 million in up-front and milestone payments. The Partnership has received all $30 million of these payments, with $10 million received in 2001. The 2001, 2000 and 1999 revenues related to the development agreement are based upon the research and development expenses the Partnership incurred which, pursuant to the development agreement, offset the advance balances due Schering. The advance balance is reduced and revenue is recognized at an amount equal to 110 percent of the amount of services rendered in connection with the development of CAMPATH for the CLL and transplantation indications.

The agreement also allows for the funding of research and development expenses for non-CLL indications. For non-CLL indications, in accordance with the agreement, the advance balance is reduced by 77 percent, a receivable is recorded for the additional 33 percent and revenue is recognized at an amount equal to 110 percent in the amount of services.

Net profits from the sale of CAMPATH in the U.S. territory are shared equally among the partners' and Schering's U.S. affiliate, Berlex Laboratories, Inc. For sales made outside the U.S., Schering is obligated to make royalty payments approximately equivalent to the rate of profit sharing percentage in the U.S. In June 2001, the Partnership began generating operating revenues from the sale of product. The net product royalty revenue for 2001 was approximately $9.6 million.

                               ILEX ONCOLOGY, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2001


         On December 31, 2001, the Purchaser entered into a purchase and sale agreement with Millennium to acquire its interests in the Partnership. The terms of the agreement include an initial cash payment of $20.0 million and an additional $120.0 million in scheduled payments to Millennium over the next three years, $20.0 million of which may be paid in shares of ILEX common stock. These pro forma financial statements assume that the Purchaser will pay the scheduled payments in cash.

         The following pro forma condensed combined financial statement combines the historical consolidated statements of income of ILEX and the Partnership, giving effect to the Purchaser's acquisition of Millennium's interests in the Partnership. The balance sheet was fully consolidated with ILEX Oncology, Inc. after all purchase entries were made on December 31, 2001, as included in ILEX's 2001 form 10-K. Certain historical income statement amounts of the Partnership have been reclassified to conform the financial statement presentation of the two entities. ILEX is providing the following information to aid you in your analysis of the financial aspects of the acquisition. The income statement information for the year ended December 31, 2001, was derived from the audited financial statements of ILEX, which are included in the 2001 form 10-K and the Partnership, which are included in the reports incorporated by reference in this prospectus. The pro forma condensed combined income statement assumes the acquisition was effected on January 1, 2001. The accounting policies of ILEX and the Partnership are substantially comparable. The pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the two entities always been combined. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the two entities always been combined or the future results that we will experience.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2001
               (unaudited, in thousands, except per share amounts)

                                                                   ILEX,        Partnership       Pro Forma          Pro Forma,
                                                                 Historical     Historical       Adjustments            ILEX
                                                                ------------    ------------    ------------       ------------
REVENUE:
  Product royalty revenue(1) ................................   $         --    $      9,557    $         --       $      9,557
  Revenue from distribution agreement .......................             --           8,515              --              8,515
  Product development .......................................          3,994              --          (3,909)(a)             85
  Contract research services ................................         20,650              --              --             20,650
                                                                ------------    ------------    ------------       ------------
          Total revenue .....................................         24,644          18,072          (3,909)            38,807
                                                                ------------    ------------    ------------       ------------
OPERATING EXPENSES:
  Research and development ..................................         33,798           7,666          (3,909)(a)         37,555
  Licensing costs ...........................................         10,281              75              --             10,356
  Direct costs of research services .........................         15,007              --              --             15,007
  General and administrative ................................         13,467             403              --             13,870
  In-process research and development (2) ...................         86,112              --              --             86,112
  Pre-launch sales and marketing, net (1) ...................             --           3,270              --              3,270
  Amortization expense ......................................             --              --           4,829 (c)          4,829
                                                                ------------    ------------    ------------       ------------
          Total operating expenses ..........................        158,665          11,414             920            170,999
                                                                ------------    ------------    ------------       ------------
OPERATING INCOME (LOSS) .....................................       (134,021)          6,658          (4,829)          (132,192)
OTHER INCOME (EXPENSE):
  Equity income in joint venture ............................          3,094              --          (3,094)(b)             --
  Interest income and other, net ............................          9,995             213              --             10,208
  Interest expense ..........................................             --            (683)         (7,166)(d)         (7,849)
                                                                ------------    ------------    ------------       ------------
NET INCOME (LOSS) BEFORE INCOME TAXES .......................       (120,932)          6,188         (15,089)          (129,833)
   Provision for foreign income taxes .......................            (22)             --              --                (22)
                                                                ------------    ------------    ------------       ------------
NET INCOME (LOSS) ...........................................   $   (120,954)   $      6,188    $    (15,089)      $   (129,855)
                                                                ============    ============    ============       ============
BASIC AND DILUTED NET LOSS PER SHARE ........................   $      (4.48)   $         --    $         --       $      (4.81)
                                                                ============    ============    ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES OF
COMMON  STOCK OUTSTANDING ...................................         27,011              --              --             27,011
                                                                ============    ============    ============       ============




      See notes to our Pro Forma Condensed Combined Financial Information.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

(1) In connection with the launch of CAMPATH sales in late May 2001, the Partnership began accounting for their two-thirds profit share of the CAMPATH earnings as "Product royalty revenue." CAMPATH earnings represent net product sales less the allowable costs and expenses as designated in the distribution and development agreement between Schering and the Partnership. Prior to June 2001, as there were no sales of CAMPATH, the expenses associated with the pre-launch sales and marketing activities were recorded as operating expenses.

(2) ILEX Historical Consolidated Statement of Operations as of December 31, 2001 includes $60 million for in-process research and development. This was a result of the purchase of Millennium's interests in the Partnership. The remaining purchase price allocation included a $64.8 million completed technology asset and a $2.8 million trademark intangible asset which are reported on the ILEX Oncology, Inc. December 31, 2001 Consolidated Balance Sheet, included in the 2001 form 10K.

EXPLANATION OF PRO FORMA ADJUSTMENTS.


(a) To eliminate the product development revenue recorded by ILEX and the related operating expenses recorded by the Partnership.

(b) To eliminate the equity in earnings of the Partnership from the consolidated financial statements.

(c) To record amortization of the $64.8 million completed technology asset and the $2.8 million trademark intangible asset resulting from the acquisition of Millennium's interests in the Partnership.

(d) To impute the interest expense on the note payable to Millennium. Interest is imputed at ILEX's estimated incremental borrowing rate of 6.5% per annum.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ILEX ONCOLOGY, INC.



                                  By /S/ MICHAEL T. DWYER
                                     ------------------------------------------
                                     Michael T. Dwyer, Executive Vice President
                                     and Chief Financial Officer


DATE: March 15, 2002